Exhibit 10.2
[FORM OF] PAYMENT GUARANTY
This PAYMENT GUARANTY (this “Guaranty”) is made as of the 16th day of November, 2023, by MARIMED INC., a Delaware corporation (“Guarantor,” which expression shall include Guarantor’s heirs, successors and assigns), having an address of 10 Oceana Way, Norwood, Massachusetts 02062, for the benefit of NEEDHAM BANK, a Massachusetts co-operative bank, having an address of 1063 Great Plain Avenue, Needham, Massachusetts 02492 (“Lender,” which expression shall include Lender’s successors and assigns).
PRELIMINARY STATEMENTS
A.(i) Hartwell Realty Holdings LLC, a Massachusetts limited liability company (“MA Owner”), is the owner of (a) a fee simple interest in certain real property located at 29 Harding Street, Middleborough, Massachusetts, as more fully described on Exhibit A attached to the Middleborough Mortgage, as defined below (the “Middleborough Land”), together with the buildings and other improvements now or hereafter constructed thereon, and (b) a leasehold interest in certain real property located at 167 John Vertente Blvd., New Bedford, Massachusetts, as more fully described on Exhibit A attached to the New Bedford Mortgage, as defined below (the “New Bedford Land”), together with the buildings and other improvements now or hereafter constructed thereon; (ii) Mari Holdings MD LLC, a Massachusetts limited liability company (“MD Owner”), is the owner of a fee simple interest in certain parcels of real property located at (a) 504 East First Street, Hagerstown, Maryland, as more fully described on Exhibit A attached to the Hagerstown Mortgage, as defined below (the “Hagerstown Land”), together with the buildings and other improvements now or hereafter constructed thereon, and (b) 2061 Generals Highway, Annapolis, Maryland, as more fully described on Exhibit A attached to the Annapolis Mortgage, as defined below (the “Annapolis Land”), together with the buildings and other improvements now or hereafter constructed thereon; (iii) ARL Healthcare Inc., a Massachusetts corporation (“MA Operator”), operates certain business activities at the buildings and other improvements located on the Middleborough Land and the New Bedford Land pursuant to lease agreements with MA Owner; (iv) Kind Therapeutics USA, LLC, a Maryland limited liability company (“MD Operator”), operates certain business activities at the buildings and other improvements located on the Hagerstown Land and the Annapolis Land pursuant to lease agreements with the MD Owner; and (v) MariMed Advisors Inc., a Delaware corporation(“MariMed Advisors” and, collectively with MA Owner, MD Owner, MA Operator, and MD Operator, “Borrower”), is an affiliate of MA Owner, MD Owner, MA Operator and MD Operator.
B.Lender has agreed to extend to Borrower a loan in the original principal amount of FIFTY EIGHT MILLION SIX HUNDRED NINETY FIVE THOUSAND AND 00/100 DOLLARS ($58,695,000.00) (the “Loan”), pursuant to the terms of a Construction Loan Agreement dated of even date herewith by and among Borrower and Lender (as the same may be amended, restated, modified, substituted or extended from time to time, the “Loan Agreement”), as well as a Promissory Note dated of even date herewith made by Borrower in favor of Lender in the face amount of the Loan (as the same may be amended, restated, modified, substituted or extended from time to time, the (the “Note”). Capitalized terms used herein without definition shall have the definitions for the same set forth in the Loan Agreement.
C.Borrower’s obligations under the Loan Agreement, the Note and the other Loan Documents are secured, in part, by (i) a Mortgage, Financing Statement and Security Agreement (as the same may be amended, restated, modified, substituted or extended from time to time, the “Middleborough Mortgage”) from MA Owner in favor of Lender, of even date herewith; (ii) a Leasehold Mortgage, Financing Statement and Security Agreement (as the same may be amended, restated, modified, substituted or extended from time to time, the “First New Bedford
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Mortgage”) from the Assignor in favor of Lender, of even date herewith; (iii) a Leasehold Mortgage, Financing Statement and Security Agreement (as the same may be amended, restated, modified, substituted or extended from time to time, the “Second New Bedford Mortgage”) from the Assignor in favor of Lender, of even date herewith; (iv) a Construction Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing(as the same may be amended, restated, modified, substituted or extended from time to time, the “Hagerstown Mortgage”) from the MD Owner in favor of the Trustee named therein, for the benefit of Lender, of even date herewith; and (v) a Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing (as the same may be amended, restated, modified, substituted or extended from time to time, the “Annapolis Mortgage” and, collectively with the Middleborough Mortgage, the First New Bedford Mortgage, Second New Bedford Mortgage, and the Hagerstown Mortgage, the “Mortgage”) from the MD Owner in favor of the Trustee named therein, for the benefit of Lender, of even date herewith. All references herein to the “Mortgaged Property” shall be deemed to mean, individually and collectively, the Mortgaged Property as defined in each of the Middleborough Mortgage, the First New Bedford Mortgage, the Second New Bedford Mortgage, the Hagerstown Mortgage and the Annapolis Mortgage.
D.Guarantor owns direct or indirect beneficial interests in Borrower and will realize a direct and substantial benefit from the Loan.
E.It is a condition to Lender’s agreement to extend the Loan to Borrower that Guarantor execute and deliver this Guaranty as security for Borrower’s payment and performance of its obligations to Lender under the Loan Agreement and the other Loan Documents.
NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:
AGREEMENT
1.Obligations Guaranteed. Guarantor hereby irrevocably, absolutely and unconditionally guaranties to Lender (as a primary obligor and not merely as a surety) the full and timely payment and performance of the following (collectively, the “Guaranteed Obligations”):
(a)All indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, reasonable attorneys’ fees and expenses and the like) and all other obligations (used in its most comprehensive sense) of Borrower to Lender, either created by Borrower alone or together with another or others, primary or secondary, secured or unsecured, absolute or contingent, liquidated or unliquidated, direct or indirect, and any and all variations, extensions, supplements, consolidations, amendments, renewals, restatements or replacements of the same;
(b)All of the interest due and unpaid from time to time on the Loan (including, as applicable, interest at the Default Rate (as defined in the Note)); and
(c)Any and all costs and expenses (including reasonable attorneys’ fees and expenses) arising from Lender’s exercise of its rights and remedies hereunder.
2.Consideration. Guarantor acknowledges that Guarantor has made this Guaranty to induce Lender to make Advances of the Loan to Borrower and that Lender is making such advances to Borrower in reliance upon this Guaranty and would not make such Advances without the appropriate execution and delivery of this Guaranty. Guarantor represents and

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warrants that Guarantor has a financial interest in Borrower and will receive substantial economic benefit by reason of Lender’s extending the Loan to Borrower; provided, however, that Guarantor’s liability hereunder shall not be affected or impaired by Guarantor’s disposition or loss of its financial interest in Borrower or by reason of Lender’s refusal in accordance with the terms of the Loan Documents to make Advances of the Loan to Borrower.
3.Guaranteed Obligations of Guarantor Upon Default. If an Event of Default occurs and is continuing (subject to any applicable notice and cure periods) which results in Lender’s acceleration of the Guaranteed Obligations, Guarantor shall, within five (5) Business Days following written demand by Lender to Guarantor: (a) pay the amount due with respect to such Guaranteed Obligations; and (b) pay Lender all reasonable attorneys’ fees and expenses which Lender incurs in enforcing the payment of the Guaranteed Obligations. Anything in this Guaranty to the contrary notwithstanding, Guarantor further agrees to indemnify and hold harmless Lender from and against any loss, damage, cost or expense (including reasonable attorneys’ fees and expenses) that Lender may suffer or incur by reason of the breach or failure of Guarantor’s undertakings and agreements pursuant to this Guaranty unless such loss, damage, cost or expense (including reasonable attorneys’ fees and expenses) is the result of Lender’s gross negligence or willful misconduct.
4.Termination. This Guaranty shall remain outstanding until the date that all indebtedness of Borrower to Lender in connection with the Loan has been fully paid and all Guaranteed Obligations shall have been fully satisfied (the “Termination Date”), upon which date this Guaranty shall terminate (other than indemnification and other contingent obligations for which claims have not yet been asserted). Guarantor acknowledges that the termination of this Guaranty shall in no way terminate, abrogate, or otherwise affect Guarantor’s obligations to Lender pursuant to the Environmental Indemnity Agreement, which obligations shall expressly survive the termination of this Guaranty. On the Termination Date, this Guaranty and all obligations (other than those expressly stated to survive such termination) of Guarantor under this Guaranty shall terminate, all without delivery of any instrument or performance of any act by any person.
5.Guaranty of Payment. This Guaranty is not a guaranty of collection, but rather is an irrevocable, absolute, and unconditional guarantee of payment of the Guaranteed Obligations; and if all or any part of the Guaranteed Obligations become payable and are not paid by Borrower as and when required by the Loan Documents (subject to any applicable notice and cure periods), Guarantor shall pay the same within five (5) Business Days following written demand by Lender to Guarantor as provided in this Guaranty. Without limiting the generality of the foregoing, Guarantor agrees that in no event shall it be necessary for Lender to resort to or exhaust Lender’s remedies against Borrower or against any other Person liable on or in connection with the Loan or the Guaranteed Obligations or to resort to or marshal any property held as security therefor or pertaining thereto before calling upon Guarantor for payment under this Guaranty. If Guarantor shall fail to pay any of the Guaranteed Obligations hereunder when due, then Lender shall have the right, in addition to and cumulative of any other remedies Lender may have hereunder or under any of the other Loan Documents or at law or in equity, at Lender’s sole and absolute discretion and without any obligation to do so, to proceed to pay the Guaranteed Obligations on behalf of Guarantor, and Guarantor shall, upon demand, pay to Lender all such sums expended by Lender in the payment of the Guaranteed Obligations with interest thereon at the Default Rate (as defined in the Note).
6.Continuing Guaranty. This is a continuing Guaranty, and shall apply to and cover all of the Guaranteed Obligations and all renewals and extensions thereof until the Termination Date.

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7.Independent Obligation. The Guaranteed Obligations are independent of the obligations of Borrower, or any other Person, and Lender may enforce any of Lender’s rights hereunder independently of any other right or remedy that Lender may at any time hold with respect to the Guaranteed Obligations or any security or other guaranty therefor. Without limiting the generality of the foregoing, Lender may bring a separate action against any Guarantor without first proceeding against Borrower, any other guarantor or any other Person, or any security held by Lender, and regardless of whether Borrower or any other guarantor or any other Person is joined in any such action. Lender’s rights hereunder shall not be exhausted by any action taken by Lender until all Guaranteed Obligations have been fully paid or until the Termination Date. The liability of Guarantor hereunder shall be reinstated and revived, and the rights of Lender shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations that shall thereafter be required to be restored or returned by Lender upon the bankruptcy, insolvency, or reorganization of Borrower, any other guarantor or any other Person, or otherwise, all as though such amount had not been paid.
8.Relationship of Parties. Guarantor hereby represents and warrants that: (a) this Guaranty is executed at Borrower’s request; (b) Guarantor has reviewed all of the terms and provisions of the Loan Agreement and the other Loan Documents; (c) Lender has not made any representation to Guarantor as to any of the matters described in previous items (a) and (b); and (d) Guarantor has established adequate means of obtaining from Borrower and from other sources, on a continuing basis, financial and other information pertaining to Borrower’s financial condition and the status of the Guaranteed Obligations.
9.Application of Payments. All payments received by Lender with respect to the Guaranteed Obligations shall be applied by Lender to the Guaranteed Obligations in such manner and order as Lender, in its sole and absolute discretion, elects.
10.Representations and Warranties. To induce Lender to enter into the Loan Documents and make the Loan, Guarantor represents and warrants to Lender that:
(a)Organization and Existence. Guarantor (i) is a corporation, duly organized and validly existing under the laws of the State of Delaware; (ii) is duly qualified to do business in all jurisdictions where its ownership of property or the conduct of its business requires such qualification, except where the failure to do so would not reasonably be expected to have a material adverse effect on Guarantor’s business; (iii) has filed or caused to be filed by all Persons responsible for filing the same on account of the income earned by Guarantor, or has submitted extensions for, all federal and state income and excise tax filings which are due as of the date hereof, and such returns are accurate in all material respects, and all taxes owed have been paid, except to the extent such taxes are being contested in good faith by the appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves are maintained on the books of Guarantor in accordance with GAAP, and no federal or state tax liens have been filed or recorded against Guarantor, and, to the best of Guarantor’s Knowledge, no event has occurred which could reasonably be expected to result in the filing or recording of such a tax lien; and (iv) has all requisite power and authority and legal right to own and operate its properties, to carry on its operations as conducted and proposed to be conducted and has been authorized and directed by all requisite action to execute, deliver and perform its obligations set forth in this Agreement, and the other Loan Documents and all other documents herein referred to and to carry out the terms of such instruments, to the extent applicable to Guarantor.

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(b)Authority. Guarantor has all requisite power and authority and legal right to own and operate Guarantor’s properties, and has the power and authority to execute, deliver and perform Guarantor’s obligations set forth in this Guaranty, and the other Loan Documents to which Guarantor is a party, and all other documents herein referred to that Guarantor is a party, and to carry out the terms of such instruments, but solely to the extent applicable to Guarantor.
(c)Authorization. The execution, delivery and performance by Guarantor of this Agreement, the Guaranty and all of the other Loan Documents to which Guarantor is a party, (a) have been duly authorized by all necessary action on its respective part, (b) do not contravene any provisions of the organizational documents of Guarantor, and (c) do not contravene any contractual or governmental restriction binding upon Guarantor.
(d)Binding Agreement. This Guaranty and all of the other Loan Documents to which Guarantor is a party constitute legal, valid and binding obligations of Guarantor which are enforceable against Guarantor, in accordance with their respective terms (except in each case as limited by bankruptcy, insolvency, reorganization or similar laws and general principals of equity) and all representations and warranties contained in the Loan Documents executed by Guarantor are to Guarantor’s Knowledge true and accurate on the date hereof. Neither the execution and delivery of any such Loan Documents by Guarantor nor compliance with the terms, conditions and provisions thereof by Guarantor will conflict with or result in a breach of any restriction, agreement or instrument to which Guarantor is now a party or by which Guarantor is bound, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, encumbrance or charge of any nature whatsoever (except only such matters as are created pursuant to the Loan Documents) upon any of the properties or assets of Guarantor.
(e)Guarantor Financials. Guarantor has furnished Lender with current financial statements and certain other financial information regarding Guarantor, as requested by Lender (together, the “Guarantor Financials”). To Guarantor’s Knowledge, all of the Guarantor Financials, including in each case any explanatory note thereto, are fairly presented; have been prepared using the same financial standards consistently maintained and applied throughout the periods covered thereby (except as may be noted therein) and have been presented in the same format as used in the Guarantor Financials previously delivered; fairly present the financial condition of Guarantor on the respective dates thereof and the results of Guarantor’s operations for the respective periods thereof; and there has been no material adverse change in the business, properties or condition of Guarantor since the date of the Guarantor Financials.
(f)Tax Liabilities; Contingent Obligations; No Adverse Change. Guarantor: (i) has, to the best of Guarantor’s Knowledge, no material liability for taxes, material contingent obligations or long-term commitments which are not shown in the balance sheets included in the Guarantor Financials or noted therein; (ii) as of the date of this Agreement, Guarantor has made or filed all federal and state income and all other tax returns, reports and declarations required by the jurisdiction(s) to which Guarantor is subject and has paid all taxes on other governmental assessments and charges shown or determined to be done on such returns, reports and declarations; and (iii) there has been no material adverse change in the business, properties or condition (financial or otherwise) of Guarantor since the date of the Guarantor Financials.

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(g)Litigation; Outstanding Orders. There are no actions, suits, proceedings or investigations pending or, to the Knowledge of Guarantor threatened, against Guarantor, in any court, before any other tribunal or any federal, state, municipal or other Governmental Authority, which would, if adversely determined against Guarantor, be reasonably expected to materially and adversely affect the ability of Guarantor to satisfy its obligations under this Guaranty or the other Loan Documents to which Guarantor is a party. To Guarantor’s Knowledge, Guarantor is not in default with respect to any order of any Governmental Authority. To Guarantor’s Knowledge, the execution, delivery and performance of this Guaranty and the other Loan Documents to which Guarantor is a party will not constitute a default of any order of any Governmental Authority.
(h)Financially Responsible. Guarantor is solvent, is not bankrupt, and to Guarantor’s Knowledge, there are no outstanding liens, suits, garnishments, bankruptcies or court actions against Guarantor which could reasonably be expected to render Guarantor insolvent or bankrupt.
(i)Consents. No registration with, consent or approval of, notice to, or other action by, any Governmental Authority is required for Guarantor’s execution, delivery or performance of this Guaranty and the other Loan Documents to which Guarantor is a party or the enforceability thereof or, if so required, such registration has been made, such consent or approval has been obtained, such notice has been given, or such other appropriate action has been taken.
(j)Prohibitions. Guarantor is not a party to any agreement, contract or undertaking of any kind or nature which prohibits Guarantor from executing this Guaranty or any other Loan Documents to which Guarantor is a party or from taking any of the actions required thereunder.
(k)Default. Guarantor is not in default (beyond any applicable notice and cure periods) of any loan or other obligation to Lender or to any other Person which Guarantor has not disclosed to Lender in writing which, if adversely determined against Guarantor, could reasonably be expected to materially and adversely affect the ability of Guarantor to satisfy his obligations under this Guaranty or the other Loan Documents to which Guarantor is a party.
(l)Information Provided to Lender. All information submitted to Lender by Guarantor in connection with the Loan is, to Guarantor’s actual knowledge, true and correct in all material respects and does not, to Guarantor’s actual knowledge, omit to state any fact that would be necessary to make the information submitted not materially misleading. Guarantor acknowledges and agrees that any representations, warranties and covenants made by Guarantor to Lender in any documented instrument delivered in connection with the Loan have been, and shall be deemed to have been, relied upon by Lender and shall survive the closing until the repayment in full of the Loan.
(m)Intentionally deleted.
(n)Intentionally deleted.
(o)Intentionally deleted.
(p)Anti-Terrorism Laws.

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(i)Neither Guarantor, nor to Guarantor’s actual knowledge, its Affiliates or constituent owners are in violation of any Anti-Terrorism Law.
(ii)Neither Guarantor, nor to Guarantor’s Knowledge, any of its Affiliates or constituent owners is a Prohibited Person.
(iii)Neither Guarantor, nor, to Guarantor’s Knowledge, any of its Affiliates or constituent owners is or will knowingly (A) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (B) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (C) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose or intent of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(iv)During the existence of an Event of Default, Guarantor covenants and agrees to deliver to Lender any certification or other evidence reasonably requested from time to time by Lender, in its sole but reasonable discretion, confirming Guarantor’s compliance with this subsection (o).
(v)Guarantor has established reasonable and appropriate policies and procedures designed to prevent and detect money laundering, including processes to meet all applicable anti-money laundering requirements of the USA Patriot Act, as required by Anti-Terrorism Laws.
11.Guarantor Covenants. To induce Lender to enter into the Loan Documents and to make the Loan, Guarantor covenants as follows:
(a)Performance of Obligations. Guarantor will duly and punctually (i) make or cause to be made all payments due to Lender from Guarantor pursuant to this Guaranty and the other Loan Documents to which Guarantor is a party; and (ii) perform or cause to be performed all other obligations of Guarantor to Lender provided in this Guaranty and the other Loan Documents to which Guarantor is a party.
(b)Guarantor Financial Statements. Guarantor will (i) maintain its books and records in an accurate, up-to-date and standardized fashion; and (ii) provide Lender with the Financial Statements required by Section 7.2 of the Loan Agreement.
(c)Intentionally deleted.
(d)Further Assurances. Guarantor will, from time to time, execute and deliver, or cause to be executed and delivered and furnish to Lender, such further agreements, documents or statements, and do or cause to be done such other acts, as Lender may reasonably request, to effect, confirm and secure to Lender all rights and advantages intended by this Guaranty and all other Loan Documents to which Guarantor is a party.
(e)Notice of Certain Events. Guarantor will, promptly upon Guarantor’s becoming actually aware of (i) the existence of any Event of Default, or (ii) the commencement of any suits or proceedings which, if adversely determined as to Guarantor, could have a material adverse effect on Guarantor’s ability to perform

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its obligations hereunder or under the Guaranties, give written notice to Lender specifying the nature and duration thereof and the action proposed to be taken with respect thereto; but the giving of such notice by Guarantor shall not affect the rights of Lender hereunder with respect thereto.
(f)Changes in Exhibits and Schedules. Guarantor will promptly notify Lender in writing of any material changes in or additions to the information set forth in the Exhibits and Schedules to this Guaranty.
12.Waiver. Guarantor hereby expressly waives, to the extent permitted by Applicable Law:
(a)Notice of the acceptance of this Guaranty by Lender;
(b)Notice of any Advances made or credit extended by Lender to Borrower and of the execution and delivery by Borrower of any of the Loan Documents;
(c)Notice of, and the right to consent to, Lender’s assignment of the benefits of this Guaranty (so long as any such assignment corresponds to Lender’s assignment of its rights under the other Loan Documents, as permitted thereunder);
(d)Except as otherwise specifically provided herein or in the Loan Agreement, (i) notice of the failure of Borrower to pay or perform any of the Guaranteed Obligations when due, and (ii) notice of any default by Borrower under any of the Loan Documents;
(e)The right to receive any notices allowed or required to be sent to Borrower under any provision of the Loan Documents;
(f)Protest, demand, dishonor, presentment, or any other notices or demands or diligence of any kind that might be required by Applicable Laws now or hereafter in effect with respect to this Guaranty or any of the Guaranteed Obligations;
(g)All rights Guarantor might otherwise have to require Lender, as a condition to requiring Guarantor to perform hereunder, to first: (i) institute suit, obtain a judgment, or exhaust any remedies against Borrower or any other Person liable on the Loan, or against any of Borrower’s properties or the properties of any other Person liable on the Loan; (ii) enforce any rights against any security that shall ever have been given to secure the Loan; (iii) make any other efforts at collection of the Loan; or (iv) require Lender to join Borrower as a party in any suit on this Guaranty;
(h)Subject to the terms hereof, any defense (excluding the defense of repayment of the Guaranteed Obligations in full) based on Lender’s election of any remedy against Guarantor or Borrower, or any combination of such parties, including, without limitation, election by Lender to exercise its rights of foreclosure set forth in the Mortgages and the consequent loss by Guarantor of the right to recover any deficiency from Borrower;
(i)Any defense based on Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay and perform Borrower’s obligations under the Loan Agreement and the other Loan Documents; and

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(j)Subject to the terms hereof, the right to exercise any right of subrogation, any right to enforce any remedy that Lender may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Lender, prior to the time that the Guaranteed Obligations are paid and performed in full.
13.Guaranty Unimpaired by Subsequent Events. Except as otherwise provided herein or in any of the other Loan Documents, and to the extent that Guarantor can legally waive the same, Guarantor hereby expressly waives the right to receive notice of, to consent to, or to receive any additional consideration on account of any of the following, and Guarantor hereby agrees that the Guaranteed Obligations shall not be released, diminished, impaired, reduced, or otherwise affected by the occurrence of any of the following events (or the fact that any of such events have occurred):
(a)The amendment, renewal, extension, restatement, or assignment of any part or all of the Loan Documents or Guaranteed Obligations, or other documents evidencing, securing, or pertaining thereto, or any other forbearance or agreement by Lender to accept a deferred payment or performance of any of the Guaranteed Obligations;
(b)The cancellation of any part of the Loan Documents or the Guaranteed Obligations or the release of Borrower, any Guarantor, or any other Person from liability for all or any part of the Loan Documents or Guaranteed Obligations; it being acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without the assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of any contemplation, belief, understanding, or agreement that any other Person shall be liable to pay or perform the Guaranteed Obligations or that Lender shall look to other parties to pay or perform the Guaranteed Obligations;
(c)The failure to perfect a lien (or the unenforceability of any lien) in any collateral intended as security for any part of the Loan Documents or Guaranteed Obligations; or the release of, the surrender of, the exchange of, or the substitution of all or any part of such collateral; or the subordination of any lien securing any of the Loan Documents or Guaranteed Obligations to any other lien or liens covering such collateral; or the deterioration, waste, loss, or impairment (including, without limitation, negligent, willful, unreasonable, or unjustifiable impairment) of any such collateral; it being acknowledged by Guarantor that Guarantor is not entering into this Guaranty in reliance on or in contemplation of the benefits of any collateral for the Guaranteed Obligations, the value thereof, or the validity or enforceability of any security interest therein;
(d)The addition of any collateral as security for, or the addition of any Person as a party with liability for, the payment or performance of all or any part of the Guaranteed Obligations;
(e)Any action with respect to any of the Loan Documents or Guaranteed Obligations, including but not limited to, any settlement or compromise of any amount due thereunder, the pursuit of any particular remedy before any other remedy or the exercise of, or waiver or failure to timely exercise, any right conferred thereunder, the exercise of such rights being wholly discretionary with Lender;

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(f)Any change in the composition, status, or form of organization, or the death, insolvency, bankruptcy, disability, or lack of authority, of Borrower or any other Person at any time liable for the payment or performance of all or any part of the Guaranteed Obligations;
(g)Any neglect, delay, omission, failure, or refusal of Lender to foreclose on any collateral for the Guaranteed Obligations or to sue or take any other action to enforce the collection or performance of all or any part of the Guaranteed Obligations or any right contained in any Loan Document; or
(h)The failure of Lender to exercise diligence, commercial reasonableness or reasonable care in the preservation, protection, enforcement, sale, or other handling of all or any part of the collateral for any of the Guaranteed Obligations, except as a result of Lender’s gross negligence or willful misconduct, or in bringing suit against Borrower, Guarantor, or any other party to enforce any of the Guaranteed Obligations or any other liability of any such party.
14.Authority to Modify Guaranteed Obligations. Subject to the terms of this Guaranty, Guarantor authorizes Lender, at any time and from time to time without notice and without affecting the liability of Guarantor hereunder, to: (a) accept new or additional instruments, documents, agreements, security, or guaranties in connection with all or any part of the Loan Documents or Guaranteed Obligations; (b) accept partial payments on the Loan Documents or Guaranteed Obligations; (c) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compromise, liquidate, and enforce all or any part of the Loan Documents or Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as Lender, in its sole and absolute discretion, may determine; (d) release Borrower, any Guarantor, and/or any other Person from any personal liability with respect to all or any part of the Loan Documents or Guaranteed Obligations; and (e) assign this Guaranty in whole or in part to any subsequent holder(s) of the Loan in accordance with the terms of the Loan Agreement. Guarantor agrees that the Loan and/or the Note may be renewed, replaced with new Note, rearranged or the maturity thereof extended or interest rate adjusted, from time to time, without notice to, without the consent of, and without affecting the liability of, Guarantor, in each case as permitted pursuant to the terms of the Loan Agreement and the other Loan Documents or with the written consent of Borrower.
15.Unenforceability of Loan Documents. The Guaranteed Obligations shall not be affected by (a) any change in the ownership of any of the Mortgaged Property or of any Borrower, directly or indirectly, (b) any disability of Borrower or (c) any other circumstance that might constitute a defense available to, or a discharge of, Borrower with respect to the Guaranteed Obligations except for the defense of repayment in full of the Guaranteed Obligations. If for any reason now or hereafter Borrower has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations are irrecoverable from Borrower by operation of law or otherwise, this Guaranty shall nevertheless be binding on Guarantor and Guarantor shall remain unconditionally liable for the complete payment and performance of the Guaranteed Obligations.
16.Collateral for Loan. Any property now or hereafter held as security for or pertaining to the Loan, including, without limitation, all or any part of the Mortgaged Property, may be sold, exchanged, surrendered or otherwise dealt with by Lender as provided in the Loan Documents without notice to and without affecting the liability of Guarantor (other than the reduction to outstanding principal amount realized by such sale, exchange, surrender or

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otherwise). Guarantor shall not have any rights or claims against Lender by reason of any action Lender may take or fail to take in connection with perfecting Lender’s security interest in property held as collateral for the Loan or enforcing Lender’s security interest in such property.
17.Settlements. All settlements, compromises, compositions, accounts stated and agreed balances with regard to the Loan made in good faith between Lender and Borrower shall be binding upon Guarantor without the consent of Guarantor.
18.Waiver. Guarantor hereby waives notice of the acceptance hereof and waives presentment, demand for payment, notice of dishonor, protest, notice of nonperformance and notice of protest and nonpayment relative to the Loan (other than notices expressly required pursuant to the terms of the Loan Agreement or the other Loan Documents). If any term or provision of this Guaranty shall be held to be invalid, illegal or unenforceable, the remaining provisions hereof shall remain in full force and effect.
19.Other Provisions. The Guaranteed Obligations of Guarantor under this Guaranty shall be satisfied strictly in accordance with the terms of this Guaranty, without regard to any circumstances whatsoever, including, without limitation, the existence of any claim, setoff, defense or right which Borrower may have at any time against Lender or any other person or entity, whether in connection with this Guaranty, the Loan and/or the transactions contemplated thereby, hereby or by or in connection with any unrelated transaction. Guarantor further acknowledges and agrees that this Guaranty is not subject to any exculpatory provision contained in any of the Loan Documents limiting Lender’s recourse to the Mortgaged Property or to any other security for the Loan or limiting Lender’s rights to a personal and/or deficiency judgment against Borrower or Guarantor. Anything in this Guaranty to the contrary notwithstanding, Guarantor further agrees to indemnify and hold harmless Lender against any loss, damage, cost or expense (including reasonable attorneys’ fees and expenses) that Lender may suffer or incur by reason of the breach or failure of Guarantor’s undertakings and agreements pursuant to this Guaranty.
20.Guaranteed Obligations Unaffected by Borrower’s Bankruptcy, etc. The Loan and this Guaranty shall continue to be effective, or be reinstated, as the case may be, if any amount paid by or on behalf of Borrower to Lender with regard to the Loan is rescinded, restored, or returned in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any part of Borrower’s property, or otherwise, all as though such payment had not been made.
21.No Action for Contribution. Until the Guaranteed Obligations have been fully paid and performed, Guarantor hereby waives all rights Guarantor may have, at law or in equity, including, without limitation, rights under any law subrogating Guarantor to the rights of Lender, to seek contribution, indemnification or any other form of reimbursement from Borrower, any other guarantor or any other Person now or hereafter primarily or secondarily liable for any of the Guaranteed Obligations.
22.No Contest with Lender. No set-off, counterclaim, reduction or diminution of any obligation, or any claim or defense of any kind or nature which Guarantor may have against Borrower or Lender shall be available as a defense hereunder to Guarantor’s payment and performance of the Guaranteed Obligations, provided that, notwithstanding anything contained in this Guaranty to the contrary, Guarantor is not waiving any defense available to Guarantor against Lender, including, without limitation, the defense of payment in full and performance in full of the Guaranteed Obligations, except for contingent indemnification obligations for which no claim has been asserted. Guarantor shall not, in any proceeding involving a bankruptcy,

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insolvency, or reorganization of Borrower, prove in competition with Lender regarding the Loan or the Guaranteed Obligations.
23.Set-off. In addition to any rights available to Lender, upon Guarantor’s failure to pay or perform the Guaranteed Obligations as required hereunder, Lender is hereby authorized to apply or set off against the Guaranteed Obligations at any time, and from time to time, without notice to or demand on Guarantor, without any liability to Lender, and without regard to the adequacy of the other security for the Guaranteed Obligations, all deposits or other sums of money at any time credited by or due from Lender to Guarantor, and all cash, securities, instruments or other property of Guarantor in the possession of Lender (whether for safekeeping or otherwise), all of which constitutes security for the Guaranteed Obligations.
24.Notices. All notices, demands, requests, consents, approvals or communications required under this Guaranty shall be in writing and shall be deemed to have been properly given if sent in accordance with the Notice provision contained in the Loan Agreement.
25.Joint and Several Liability. The liability of Guarantor hereunder shall be joint and several with every other guarantor, if any, each provision hereof shall apply to Guarantor individually and all collectively and Lender may seek to enforce this Guaranty against any one or more guarantors (and less than all of guarantors) without impairing the rights of Lender against any other guarantor.
26.Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the undersigned hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of the said counterparts.
27.Incorporation by Reference. The following provisions of the Loan Agreement are hereby incorporated by reference as if fully set forth herein, mutatis mutandis: Section 9.5 [Remedies Not Exclusive], Section 10.1 [Successors and Assigns], all of Section 11 [Additional Provisions] and Section 12 [Cannabis Laws].
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IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the date first written above.

WITNESSES: __________________________ Print Witness Name:	GUARANTOR: MARIMED INC., a Delaware corporation By:_______________________________ Name: Jon Levine Title: Chief Executive Officer

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